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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-59424, Form S-8 No. 33-79366, Form S-8 No. 333-51837, Form S-8
No. 333-28611, Form S-8 No. 333-63321, Form S-8 No. 333-85535 and Form S-8 No.
333-107686) of Saga Communications, Inc. of our reports dated March 7, 2005, with respect to the consolidated financial statements of Saga Communications, Inc., Saga Communications, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Saga Communications, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

                                                  /s/ Ernst & Young LLP
Detroit, Michigan                                 ---------------------
March 11, 2005                                     Ernst & Young LLP